As filed with the Securities and Exchange Commission on September 15, 1995
                                                    File No.  33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933


                            Dominion Resources, Inc.
             (Exact name of registrant as specified in its charter)

          VIRGINIA                               54-1229715
   (State of Incorporation)         (I.R.S. Employer Identification No.)

                901 E. BYRD STREET, RICHMOND, VIRGINIA 23219
                                 (804) 775-5700
           (Address of principal executive office, including zip code)

                         DOMINION SUBSIDIARY SAVINGS PLAN
                              (Full Title of the Plan)

                      L. R. Robertson, Senior Vice President
                   W. H. Riggs, Jr., Assistant Corporate Secretary
                              DOMINION RESOURCES, INC.
                   901 E. Byrd Street, Richmond, Virginia 23219
                                 (804) 775-5700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                Copy to:
                           J. G. Ritter, II
                           Hunton & Williams
                           951 East Byrd Street
                           Richmond, Virginia 23219



                        CALCULATION OF REGISTRATION FEE*

Title of          Amount to be  Proposed maximum Proposed maximum    Amount of
Securities to be  registered    offering price   aggregate offering  registra-
registered                      per share        price               tion fee
Common Stock
(without par
value)           100,000 shares   $35.875           $3,587,500         $1,237.07
__________
  *Estimated solely for the purpose of determining the registration fee and cal-culated in accordance with Rule 457 and based on the average of the high and low prices reported on the New York Stock Exchange composite tape by The Wall Street Journal for September 13, 1995.

  In addition, pursuant to rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interest to be offered or sold pursuant to the employee benefit plans described herein.

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information

    Not required to be filed.

Item 2.    Registrant Information and Employee Plan Annual Information.

    Not required to be filed.


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

    The following documents filed by Dominion Resources, Inc. (Dominion Resources) with the Securities and Exchange Commission (the Commission) are incorporated herein by reference and made a part hereof: (i) the Dominion Resources' Annual Report on Form 10-K for the fiscal year ended December 31, 1994; (ii) the Dominion Resources' Quarterly Report on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995; and (iii) the description of the Dominion Resources' Common Stock (the Common Stock) in the Dominion Resources' registration statement filed under the Exchange Act with respect to the Common Stock, including all amendments and reports filed for the purpose of updatingsuch description.

    In addition, all documents filed by Dominion Resources pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.   Description of Securities.

    Not applicable.

Item 5.   Interests of Named Experts and Counsel.

    Not applicable.

Item 6.   Indemnification of Directors and Officers.

    Article VI of Dominion Resources' Articles of Incorporation mandates indemnification of its directors and officers to the full extent permitted by the Virginia Stock Corporation Act (the Virginia Act) and any other applicable law. The Virginia Act permits a corporation to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation or to other corporations or enterprises that the officer or director was serving at the request of the corporation, except in the case of willful misconduct or a knowing violation of a criminal law. Dominion Resources is required to indemnify its directors and officers in all such proceedings if they have not violated this standard.

    In addition, Article VI of Dominion Resources' Articles of Incorporation limits the liability of its directors and officers to the full extent permitted by the Virginia Act as now and hereafter in effect. The Virginia Act places a limit on the liability of a director or officer in derivative or shareholder proceedings equal to the lesser of (i) the amount specified in the corporation's articles of incorporation or a shareholder-approved bylaw; or (ii) the greater of (a) $100,000 or (b) twelve months of cash compensation received by the director or officer. The limit does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of a criminal law or a federal or state securities law. The effect of Dominion Resources' Articles of Incorporation, together with the Virginia Act, is to eliminate liability of directors and officers for monetary damages in derivative or shareholder proceedings so long as the required standard of conduct is met.

Item 7.   Exemption from Registration Claimed.

    Not applicable.

Item 8.   Exhibits:

     4(i)   --   Articles of Incorporation  of Dominion Resources as in effect on May 4, 1987 (Exhibit 3(i), Form 10-K for the fiscal year ended December 31, 1993, File No. 1-8489, incorporated by
                 reference).
     4(ii)  --   Bylaws of Dominion Resources as in effect on September 21,
                 1994 (Exhibit 3(ii), Form 10-K for the fiscal year ended
                 December 31, 1994, File No. 1-8489, incorporated by reference).
     4(iii) --   Dominion Subsidiary Savings Plan (filed herewith).
     4(iv)  --   Dominion Subsidiary Savings Plan Trust Agreement (filed
                 herewith).
     5      --   Opinion of Hunton & Williams (filed herewith).
     23     --   Consent of Deloitte & Touche LLP (filed herewith).
     24     --   Powers of Attorney (included herein).

Item 9.   Undertakings.

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 13(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     To submit the Plan to the Internal Revenue Service in a timely manner for a determination regarding the Plan's qualification under Section 401(a) of the Internal Revenue Code and to adopt any amendments required by the Internal Revenue Service as a condition to the issuance of such determination.


                                 POWERS OF ATTORNEY

   Each person whose signature appears below hereby authorizes either agent for service named in the registration statement as attorney-in-fact, to sign on his behalf individually and in each capacity stated below and file all amend-ments and post effective amendments to the registration statement, and Dominion Resources hereby confers like authority to sign and file on its behalf.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 15th day of September, 1995.


                                   DOMINION RESOURCES, INC.


                                   By /s/THOS. E. CAPPS
                                   (Thos. E. Capps, Chairman of the Board
                                    of Directors and Chief Executive Officer)


   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 15th day of September, 1995.

      Signature                                 Title


  /s/JOHN B. ADAMS, JR.
  John B. Adams, Jr.                       Director


  /s/TYNDALL L. BAUCOM
  Tyndall L. Baucom                         Director


  /s/JOHN B. BERNHARDT
  John B. Bernhardt                         Director


  /s/THOS. E. CAPPS
  Thos. E. Capps                            Chairman of the Board of Directors
                                            (Chief Executive Officer) and
                                            Director

  /s/BENJAMIN J. LAMBERT, III
  Benjamin J. Lambert, III                  Director


  /s/RICHARD L. LEATHERWOOD
  Richard L. Leatherwood                    Director


  /s/HARVEY L. LINDSAY, JR.
  Harvey L. Lindsay, Jr.                    Director


  /s/K. A. RANDALL
  K. A. Randall                             Director

     Signature                                  Title


  /s/WILLIAM T. ROOS
  William T. Roos                           Director


  /s/FRANK S. ROYAL
  Frank S. Royal                            Director


  /s/JUDITH B. SACK
  Judith B. Sack                            Director


  /s/RICHARD L. SHARP
  Richard L. Sharp                          Director


  /s/S. DALLAS SIMMONS
  S Dallas Simmons                          Director


  /s/ROBERT H. SPILMAN
  Robert H. Spilman                         Director


  /s/LINWOOD R. ROBERTSON
  Linwood R. Robertson                      Senior Vice President
                                            (Chief Financial Officer)

  /s/J. L. TRUEHEART
  J. L. Trueheart                           Vice President and Controller
                                            (Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, the Dominion Subsidiary Savings Plan committee members have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Richmond, Commonwealth of Virginia, on the 15th day of September, 1995.

                             Dominion Subsidiary Savings Plan


                             By  /s/LINWOOD R. ROBERTSON
                                 Linwood R. Robertson, Member of the Committee


   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the date indicated by the members of the Committee for the administration of the Dominion Subsidiary Savings Plan on the 15th day of September, 1995.

        Signature


    /s/LARRY M. GIRVIN
    Larry M. Girvin                         Chairman


    /s/ROBERT E. RIGSBY
    Robert E. Rigsby                        Member


    /s/LINWOOD R. ROBERTSON
    Linwood R. Robertson                    Member


   /s/J. L. TRUEHEART
   J. L. Trueheart                          Member